UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2015
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 23, 2015, the following proposals were approved by the stockholders of Nu Skin Enterprises, Inc. (the "Company") at the Company's 2015 Annual Meeting of Stockholders:

•	The election of eight directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal;

•	The advisory approval of the Company's executive compensation; and

•	The ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Election of Directors
Nevin N. Andersen	40,069,823	244,896	28,886	7,175,547
Daniel W. Campbell	40,042,633	271,045	29,927	7,175,547
M. Truman Hunt	40,230,720	83,908	28,977	7,175,547
Andrew D. Lipman	40,208,959	105,246	29,400	7,175,547
Steven J. Lund	40,198,664	115,520	29,421	7,175,547
Neil H. Offen	40,238,574	74,626	30,405	7,175,547
Thomas R. Pisano	40,071,256	242,050	30,299	7,175,547
Edwina D. Woodbury	40,211,717	101,944	29,944	7,175,547

Advisory Vote to Approve the Company's Executive Compensation	35,034,927	5,251,697	56,981	7,175,547

Ratification of PricewaterhouseCoopers LLP	46,959,385	516,021	43,746	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  June 24, 2015